EXHIBIT 99 (B)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
NO. R-                    CUSIP No. 59018Y KD2                   $40,000,000


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                   SERIES B
            0.25% Callable and Exchangeable Notes due June 27, 2008
               (Linked to the performance of the common stock of
           Marriott International, Inc. ("Marriott")) (the "Notes")


         MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby on June 27, 2008 (the "Maturity Date") (provided that the Notes previously have been neither redeemed nor exchanged), by paying to CEDE & CO., or registered assigns, the principal amount of FORTY MILLION DOLLARS ($40,000,000) and to pay interest thereon at a rate of 0.25% per annum (the "Interest Rate") from June 27, 2001, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually in arrears on June 27 and December 27, in each year (each an "Interest Payment Date"), commencing June 27, 2001, and at the Maturity Date, until the principal amount hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

         Except as otherwise set forth below, payment of interest and the amounts payable upon exchange, redemption or at maturity (as described below) with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, pay U.S. Dollars to the Trustee for delivery to the Holder of this Note in respect of such payments.

         Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Company's Right to Early Redemption

         The Company may redeem all of the Notes outstanding, at any time, on any Business Day on or after June 28, 2004, upon not more than 30 nor fewer than 15 calendar days notice to the Holders of the Notes. Any date upon which the Company gives the Holders of the Notes notice that it is redeeming the Notes is referred to herein as the "Redemption Notice Date". If the Company redeems the Notes (including as a result of acceleration), for each $1,000 principal amount of Notes owned by a Holder of the Notes, the Company shall pay such an amount in cash equal to the greater of (i) the product of the Exchange Ratio and the average Market Price of the Marriott Common Stock on the first two Calculation Days during the Calculation Period immediately following the Redemption Notice Date; provided, however, that if the amount the Holder receives is based upon the foregoing formula, no interest shall accrue on the Notes from and including the immediately preceding Interest Payment Date through the date of early redemption; or (ii) $1,000 in cash plus accrued and unpaid interest on the Notes through but excluding the date of early redemption. However, if there is only one Calculation Day during the Calculation Period with respect to the Marriott Common Stock, then the amount payable upon early redemption shall be calculated using the Market Price of Marriott Common Stock on such Calculation Day, and if no Calculation Days occur during the Calculation Period with respect to Marriott Common Stock, then the amount payable upon early redemption shall be calculated using the Market Price on the fourth scheduled Trading Day following the Redemption Notice Date regardless of whether a Market Disruption Event occurs on such date. The Company shall make cash payments to the Holder in U.S. dollars. Once the Company has given notice that it will redeem the Notes, the Holder shall be precluded from exercising the holder exchange right.

Holder's Right to Exchange the Notes

         On any Trading Day during the period beginning June 27, 2001 and ending the earlier of (i) 5 scheduled Trading Days before the Maturity Date or
(ii) the Redemption Notice Date, upon written notice to the Calculation Agent and the Trustee (in the form of Annex A attached hereto), the Holder of this Note may exchange the Notes for the "Exchange Amount" (as defined herein). Any date on which the Holder provides notice to cause the Company to exchange the Notes is referred to as the "Exchange Notice Date". If the Calculation Agent receives the Holder's notice after 3:00 p.m. on any Trading Day, the Calculation Agent shall consider such notice as received on the following Trading Day. The date the Calculation Agent is deemed to have received the Holder's notice is referred to as the "Exchange Receipt Date". If the Holder chooses to exercise its holder exchange right, the Company may no longer redeem the Notes as of the applicable Exchange Notice Date. The "Exchange Amount" means, for each $1,000 principal amount of the Notes the Holder exchanges, the Exchange Amount shall be an amount in cash equal to the product of the Exchange Ratio and the average Market Price for Marriott Common Stock on the first two Calculation Days during the Calculation Period immediately following the Exchange Receipt Date; provided, however, that the Holder shall not receive accrued interest from and including the immediately preceding interest payment date through the date of exchange. The Company shall pay cash to the Holder no more than 5 Business Days after the date of determination. However, if there is only one Calculation Day during the Calculation Period with respect to the Marriott Common Stock, then the amount payable upon exchange shall be calculated using the Market Price of Marriott Common Stock on such Calculation Day, and if no Calculation Days occur during the Calculation Period with respect to Marriott Common Stock, then the amount payable upon exchange shall be calculated using the Market Price on the fourth scheduled Trading Day following the applicable Exchange Receipt Date regardless of whether a Market Disruption Event occurs on such date.

         As used herein:

         "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

         "Calculation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

         All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundredth-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from this calculation shall be rounded to the nearest cent with one-half cent being rounded upwards, and all adjustments to the Share Multiplier shall be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

         "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred with respect to Marriott Common Stock.

         "Calculation Period" means the period from and including the first scheduled Calculation Day immediately following the Redemption Notice Date, in the event the Company redeems the Notes, or the Exchange Receipt Date, in the event the Holder elects to exchange its Notes, to and including the fourth scheduled Calculation Day following the Redemption Notice Date or the Exchange Receipt Date, as applicable.

         "Exchange Ratio" is equal to the product of 18.6598 and the Share Multiplier.

         "Market Disruption Event" means

               (1) a suspension, absence, including the absence of an official closing price, or material limitation of trading of Marriott Common Stock on the NYSE or the Nasdaq Stock Market for more than two hours of trading or during the one-half hour period preceding or at the close of trading, as determined by the Calculation Agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to Marriott Common Stock, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

               (2) a determination by the Calculation Agent in its sole
                   discretion that the event described in clause (1) above materially interfered with the ability of ML&Co. or any of its affiliates or MLPF&S to unwind all or a material portion of the hedge with respect to the Notes.

         For purposes of determining whether a Market Disruption Event has occurred:

               (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

               (2) a decision to permanently discontinue trading in the
                   relevant options contract shall not constitute a Market Disruption Event,

               (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE or the Nasdaq Stock Market or other regulatory organization with jurisdiction over the NYSE or the Nasdaq Stock Market on trading during significant market fluctuations shall constitute a suspension or material limitation of trading in Marriott Common Stock,

               (4) a suspension of trading in an options contract on Marriott
                   Common Stock by the primary securities market trading in the options, if available, by reason of (i) a price change exceeding limits set by the securities exchange or market,
                   (ii) an imbalance of orders relating to the contracts or
                   (iii) a disparity in bid and ask quotes relating to the contracts shall constitute a suspension or material limitation of trading in options contracts related to Marriott Common Stock, and

               (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Marriott Common Stock are traded shall not include any time when that securities market is itself closed for trading under ordinary circumstances.

         If the Reorganization Event Amount includes the Market Price of securities other than Marriott Common Stock, then the above definition shall be revised to include each such security in the same manner as Marriott Common Stock is considered in determining whether a Market Disruption Event exists.

         "Market Price" means, for any date of determination on any Trading Day, for one share of Marriott Common Stock (or any other security the price for which a Market Price must be determined for purposes of the Notes) which is listed on a national securities exchange in the United States, is a Nasdaq NMS security or is included in the OTC Bulletin Board Service operated by the
NASD:

               (1) the last reported sale price, regular way, on that day on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session), or

               (2) if not listed or admitted to trading on any such securities exchange or if the last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the Nasdaq Stock Market or OTC Bulletin Board on that day (without taking into account any extended or after-hours trading session), or

               (3) if the last reported sale price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, pursuant to (1) and (2) above, the mean of the last reported bid and offer price of the principal trading session on the over-the-counter market as reported on the Nasdaq Stock Market or OTC Bulletin Board on that day as determined by the Calculation Agent or from as many dealers in such security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market, on that date (without taking into account any extended or after-hours trading session).

         If Marriott Common Stock (or any other security for which a Market Price must be determined for purposes of the Notes) is not listed on a national securities exchange in the United States, is not a Nasdaq NMS security or included in the OTC Bulletin Board Service operated by the NASD, then the market price for any date of determination on any Trading Day means for one share of Marriott Common Stock (or any other security for which a Market Price must be determined for purposes of the Notes) the last reported sale price on that day on the securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such Trading Day as determined by the Calculation Agent; provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of that exchange, then the Market Price shall mean the average (mean) of the last available bid and offer price on that exchange.

         If Marriott Common Stock (or any other security for which a Market Price must be determined for purposes of the Notes) is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, then the Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

         If any prices are quoted in a currency other than in U.S. dollars, the Calculation Agent shall translate such prices into U.S. dollars in order to calculate the Market Price by using the spot rate on the same calendar day as the date of determination for any price. The Calculation Agent shall determine the "spot rate" for any date of calculation equal to the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported by a recognized reporting service for such spot rate, provided that if the Calculation Agent shall determine that such reported rate is not indicative of actual rates of exchange that may be obtained in the currency exchange rate market, then the spot rate shall equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time at which the Calculation Agent is able to convert such currency into U.S. dollars.

         References above to the Nasdaq Stock Market or DTC Bulletin Board shall include any successors to such systems.

         "NYSE" means the New York Stock Exchange.

         "Share Multiplier" initially shall be set at 1.0, but shall be subject to adjustment upon the occurrence of certain corporate events described herein in the section entitled "Dilution and Reorganization Adjustments".

         "Trading Day" means a day on which the NYSE, the American Stock Exchange and the Nasdaq Stock Market are open for trading, as determined by the Calculation Agent.

         "Marriott" means Marriott International, Inc.

         "Marriott Common Stock" means the common stock of Marriott International, Inc.

Dilution and Reorganization Adjustments

         The Share Multiplier used to calculate the Exchange Ratio on any date of determination shall be subject to adjustment by the Calculation Agent as a result of the dilution and reorganization adjustments described in this section.

         Stock splits and reverse stock splits

         If Marriott Common Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Share Multiplier relating to Marriott Common Stock shall be adjusted to equal the product of the prior Share Multiplier and the number of shares which a holder of one share of Marriott Common Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

         Stock dividends

         If Marriott Common Stock is subject (i) to a stock dividend, i.e., issuance of additional shares of Marriott Common Stock, that is given ratably to all holders of shares of Marriott Common Stock or (ii) to a distribution of such shares of Marriott Common Stock as a result of the triggering of any provision of the corporate charter of Marriott, then once the dividend has become effective and the shares are trading ex-dividend, then the Share Multiplier shall be adjusted so that the new Share Multiplier shall equal the prior Share Multiplier plus the product of:

     o the number of shares of Marriott Common Stock issued with respect to one share of Marriott Common Stock and

     o    the prior Share Multiplier.

         Extraordinary Dividends

         There shall be no adjustments to the Share Multiplier to reflect cash dividends or distributions paid, if any, with respect to Marriott Common Stock other than distributions described under clause (e) of the section entitled "--Reorganization Events" herein and Extraordinary Dividends as described herein.

         An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to Marriott Common Stock, the extent to which a dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Marriott Common Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or a reverse stock split) by an amount equal to at least 10% of the Market Price of Marriott Common Stock on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to Marriott Common Stock, the Share Multiplier shall be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Share Multiplier shall equal the product of:

     o    the prior Share Multiplier and

     o a fraction, the numerator of which is the Market Price per share of Marriott Common Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

         The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Marriott Common Stock shall equal:

     o in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such shares of Marriott Common Stock, or

     o in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of that Extraordinary Dividend.

         To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Marriott Common Stock described in clause (e) of the section entitled "--Reorganization Events" herein that also constitutes an Extraordinary Dividend shall only cause an adjustment to the Share Multiplier pursuant to clause (e) under the section entitled "--Reorganization Events".

         Issuance of transferable rights or warrants

         If Marriott issues transferable rights or warrants to all holders of Marriott Common Stock to subscribe for or purchase Marriott Common Stock, including new or existing rights to purchase Marriott Common Stock pursuant to a shareholder's rights plan or arrangement, once a triggering event shall have occurred thereunder, at an exercise price per share less than the Market Price of one share of Marriott Common Stock on:

     o the date the exercise price of those rights or warrants is determined and

     o    the expiration date of those rights or warrants,

then, in each case, if the expiration date of those rights or warrants precedes the Maturity Date of the Notes, then the Share Multiplier shall be adjusted to equal the product of the prior Share Multiplier and a fraction, the numerator of which shall be the number of shares of Marriott Common Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Marriott Common Stock offered for subscription or purchase pursuant to those rights or warrants and the denominator of which shall be the number of shares of Marriott Common Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Marriott Common Stock which the aggregate offering price of the total number of shares of Marriott Common Stock so offered for subscription or purchase pursuant to those rights or warrants would purchase at the Market Price of one share of Marriott Common Stock on the expiration date of those rights or warrants, which shall be determined by multiplying the total number of shares offered by the exercise price of those rights or warrants and dividing the product so obtained by such Market Price.

         Reorganization Events

         If before the maturity date of the Notes,

          (a) there occurs any reclassification or change of Marriott Common Stock, including, without limitation, as a result of the issuance of tracking stock by Marriott,

          (b) Marriott, or any surviving entity or subsequent surviving entity of Marriott (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity,

          (c) any statutory exchange of securities of Marriott or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

          (d) Marriott is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

          (e) Marriott issues to all of its shareholders equity securities of an issuer other than Marriott, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or

          (f) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Marriott (an event in clauses (a) through (f) of a "Reorganization Event"),

then the Market Price shall be adjusted to include the Reorganization Event Amount so long as a Market Price is available. If a Market Price is no longer available for any security, including the liquidation of the issuer of such security or the subjection of such issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such security shall equal zero for so long as no Market Price is available.

         The "Reorganization Event Amount" shall be determined by the Calculation Agent and shall equal for each $1,000 principal amount of Notes the sum of the following:

          (1) for any cash received in a Reorganization Event, an amount equal to the amount of cash received per share of Marriott Common Stock multiplied by the Share Multiplier in effect on the date all of the holders of shares of Marriott Common Stock irrevocably receive such cash,

          (2) for any property other than cash or securities received in a Reorganization Event, the market value, as determined by the Calculation Agent, of the property received for each share of Marriott Common Stock at the date of the receipt of the property multiplied by the Share Multiplier in effect and payable in cash,

          (3) for any security received in a Reorganization Event, an amount in cash equal to (a) the Market Price for such security calculated in the same manner as the Market Price of the Marriott Common Stock is calculated, multiplied by (b) the number of units of such security received for each share of Marriott Common Stock multiplied by the Share Multiplier in effect, and

          (4) for any security received in the case of a Spin-off Event, in addition to the shares of Marriott Common Stock, an amount in cash equal to (a) the Market Price for such security calculated in the same manner as the Market Price of Marriott Common Stock is calculated, multiplied by (b) the number of units of such security received for each share of Marriott Common Stock multiplied by the Share Multiplier in effect.

         If a security is received in a Reorganization Event, the Market Price of such security shall be included in determining any amounts due pursuant to the Notes in the same manner as shares of Marriott Common Stock. The Share Multiplier with respect to these securities shall equal the product of the Share Multiplier in effect for Marriott Common Stock at the time of the issuance of these securities multiplied by the number of shares of these securities issued with respect to one share of Marriott Common Stock. The Share Multiplier of these securities shall be subject to the same adjustments as that of the Share Multiplier of Marriott Common Stock. The amount payable shall be calculated so as to include the Market Price of any securities received in the Spin-off Event in addition to the Market Price of shares of Marriott Common Stock already included in the amount payable at maturity or upon redemption or exchange.

         In the event of a tender or exchange offer with respect to Marriott Common Stock or any security received in a reorganization event in which an offeree may elect to receive cash or other property, Marriott Common Stock or any such security received in a reorganization event shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

         If Marriott, or any Successor Entity, has been subject to a merger, combination or consolidation and is not the surviving entity, or a tender or exchange offer is consummated for all the outstanding shares of Marriott, then the amount to be paid shall be calculated to include the Market Price of the securities, if any, received in that event instead of Marriott Common Stock. The Share Multiplier for these securities shall equal the product of the Share Multiplier in effect for Marriott Common Stock at the time of the issuance of the securities multiplied by the number of shares of the securities issued with respect to one share of Marriott Common Stock. The respective Share Multiplier for each of these securities shall be subject to the same adjustments as that of the Share Multiplier of Marriott Common Stock.

Adjustments to the Share Multiplier

         No adjustments to the Share Multiplier shall be required unless the Share Multiplier adjustment would require a change of at least 0.1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified above shall be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

         No adjustments to the Share Multiplier shall be required other than those specified above. However, ML&Co. may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Multiplier to reflect changes occurring in relation to Marriott Common Stock or any other security received in a reorganization event in other circumstances where ML&Co. determines that it is appropriate to reflect those changes.

         MLPF&S, as Calculation Agent, shall be solely responsible for the determination and calculation of any adjustments to the Share Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described above, and its determinations and calculations shall be conclusive absent manifest error.

         No adjustments shall be made for certain other events, such as offerings of common stock by Marriott for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for Marriott Common Stock by Marriott or any third party.

         ML&Co. shall, within ten Business Days following the occurrence of an event that requires an adjustment to the Share Multiplier, or if ML&Co. is not aware of this occurrence, as soon as practicable after becoming so aware, provide written notice to the trustee, which shall provide notice to the holders of the Notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Share Multiplier.

General

         Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

         The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per Note" refer to each $1,000 principal amount of this Note. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a cash amount as requested by the Holder. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         This Note is not subject to any sinking fund.

         If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes with respect to each $1,000 principal amount of the Notes shall be determined by the Calculation Agent and shall be equal to an amount as described above under the "Company's Right to Early Redemption" calculated as though the date of default were the Redemption Notice Date for the Notes.

         In case of default in payment of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 0.25% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and such amounts as are payable upon redemption or exchange or at maturity (as described above) with respect to, this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: June 27, 2001


CERTIFICATE OF AUTHENTICATION                       Merrill Lynch & Co., Inc.

This is one of the Securities of the        [Copy of Seal]
series designated therein referred to
in the within-mentioned Indenture.



The Chase Manhattan Bank, as Trustee           By:
                                                        Treasurer
By:                                            Attest:
         Authorized Officer                             Secretary

ANNEX A

           OFFICIAL NOTICE OF EXERCISE OF THE HOLDER EXCHANGE RIGHT


             0.25% Callable and Exchangeable Medium-Term Notes due
         June 27, 2008 (Linked to the performance of the common stock of Marriott International, Inc.)

         Dated: [On or prior to the seventh scheduled Trading Day prior to June 27, 2008]

         Merrill Lynch & Co., Inc.
         2 World Financial Center
         5th Floor
         New York, New York 10281

         Fax No.: (212) 236-3865

         (Attn: Treasury)

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent
         4 World Financial Center
         5th Floor
         New York, New York 10080

         Fax No.: (212) 449-2697

         (Attn: Operations (Matthew Pomeranz))

         The Chase Manhattan Bank
         450 West 33rd Street
         15th Floor
         New York, New York 10001

         Fax No.: (212) 946-8161

         (Attn: Corporate Trust Department)

         Dear Sirs:

         The undersigned holder of the 0.25% Callable and Exchangeable Medium-Term Notes due June 27, 2008 of Merrill Lynch & Co., Inc. (Linked to the performance of the common stock of Marriott International, Inc.) (the "Notes") hereby irrevocably elects to exercise with respect to the number of Notes indicated below, as of the date hereof, provided that such day is on or prior to the fifth scheduled Trading Day prior to June 27, 2008 and subject to the "holder exchange right" and restrictions as set forth in the "ML&Co. redemption" as described in Pricing Supplement dated June 20, 2001 (the "Pricing Supplement") to the Prospectus Supplement and the Prospectus dated January 24, 2001. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company shall deliver an amount in cash, in accordance with the terms of the Notes described in the Pricing Supplement.

         Very truly yours,

         -----------------------------
          [Name of Holder]

         By:-----------------------------------------
          [Title]

         ---------------------------------------------
          [Fax No.]

         $-------------------------------------------
         Number of Notes surrendered for exercise of the Right to Receive the Equivalent Share Amount

         If you want the amount in cash made out in another person's name, fill in the form:


         -----------------------------

         (Insert person's soc. sec. or tax ID no.)

         -----------------------------

         (Print or type person's name, address and zip code)

         -----------------------------

         Date: -----------------------------

         Your Signature:---------------------------------

         Receipt of the above Official
         Notice of Holder's Exchange Right is hereby acknowledged

         MERRILL LYNCH & CO., INC., as Issuer

         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

         By THE CHASE MANHATTAN BANK,
         as Trustee


         By:---------------------------------
            Title:

         Date and time of acknowledgment ---------------

         ASSIGNMENT/TRANSFER FORM
         ------------------------

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

                                            NOTICE: The signature of the
                                            registered Holder to this
                                            assignment must correspond with
                                            the name as written upon the face
                                            of the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.